SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                      April 8, 2004

NORD PACIFIC LIMITED
(Exact name of Registrant as specified in its charter)

New Brunswick	000-19182	Not Applicable
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

2727 San Pedro, NE #116, Albuquerque, NM 87110
(Address of principal executive offices) (Zip Code)

Registrant's telephone number:  (506) 633-3800

Item 5.  Other Events.

Nord Pacific Limited has previously reported (in an 8-K Report filed on March 17, 2004) on a motion by PGM Ventures Corporation ("PGM") and Warrama Consulting Proprietary Limited ("Warrama") with the New Brunswick Court of Queen's Bench requesting that PGM and Warrama be added as parties in the proceeding of Nord Resources Corporation versus Nord Pacific Limited and certain directors.  Nord Resources originally commenced the New Brunswick legal proceeding in April 2003.  The proceeding is the subject of a settlement agreement into which Nord Pacific and Nord Resources entered in December 2003 in connection with the arrangement agreement with Allied Gold Limited.  Among other things, PGM and Warrama asked to be added as parties to this legal proceeding and to set aside transactions between Nord Pacific and Allied Gold Limited.

A court hearing on the motion was held on March 23, 2004, at which time the Court adjourned the hearing until April 7, 2004.  On April 7, 2004, the Court dismissed the motion of PGM and Warrama and awarded costs to Nord Pacific and Nord Resources in the amount of $8,000 to be paid one-half by each of PGM and Warrama as related to the motion.  The Court also discontinued all legal proceedings and terminated an Interim Order issued on June 26, 2003.  The Court also signed a Consent Order confirming the settlement, and a discontinuance of the legal proceedings was filed at the direction of the Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on as its behalf by the undersigned hereunto duly authorized.

          Nord Pacific Limited
                (Registrant)

Date: April 8, 2004	By: /s/ Mark R. Welch
Mark R. Welch
President and Chief Executive Officer

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